As filed with the Securities and Exchange Commission on September 30, 1998.
                                                Registration No. 333-___________

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                    ------------------------------------------------
                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                    ------------------------------------------------

                             DESTRON FEARING CORPORATION
               (Exact name of registrant as specified in its charter)

             DELAWARE                                      84-1079037
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)


       490 VILLAUME AVENUE, SOUTH ST. PAUL, MINNESOTA            55075
        (Address of Principal Executive Offices)              (Zip Code)

                                 STOCK OPTION PLAN
                              (Full title of the plan)

                                  THOMAS J. AHMANN
                              CHIEF FINANCIAL OFFICER
                            DESTRON FEARING CORPORATION
                                490 VILLAUME AVENUE
                          SOUTH ST. PAUL, MINNESOTA 55075
                      (Name and address of agent for service)

                                    (651) 455-1621
            (Telephone number, including area code, of agent for service)

                                      Copy to:
                              MICHELE D. VAILLANCOURT
                             WINTHROP & WEINSTINE, P.A.
                              3000 DAIN RAUSCHER PLAZA
                               60 SOUTH SIXTH STREET
                            MINNEAPOLIS, MINNESOTA 55402
                             TELEPHONE:  (612) 347-0681
                             FACSIMILE:  (612) 347-0600

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                      PROPOSED       PROPOSED
    TITLE OF                          MAXIMUM        MAXIMUM
   SECURITIES        AMOUNT           OFFERING       AGGREGATE       AMOUNT OF
      TO BE           TO BE            PRICE         OFFERING      REGISTRATION
    REGISTERED     REGISTERED(1)    PER UNIT(2)      PRICE(2)           FEE
--------------------------------------------------------------------------------
  Common Stock,   1,000,000 shares    $1.22           $1,220,000      $360
  $.01 par value
--------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of additional shares of Common Stock which may be issued pursuant to the Stock Option Plan, as amended, in addition to shares previously registered.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the offering price is equal to the $1.22 average of the high and low prices of the Common Stock as of September 24, 1998 as quoted on The Nasdaq SmallCap Market.

--------------------------------------------------------------------------------

     Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-50072).

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     a. The Annual Report on Form 10-K filed by Destron Fearing Corporation ("Company") for the fiscal year ended September 30, 1997 (File No. 0-19688);

     b. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998;

     c. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (File No. 33-70152), as amended and as declared effective by the Securities and Exchange Commission on October 12, 1993;

     d. All other reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after September 30, 1997; and

     e. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of the Company's Common Stock offered hereunder will be passed upon for the Company by Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they acted in good faith, reasonably believed that the conduct was not opposed to the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.
Section 145(g) of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees or agents of the corporation, whether or not the corporation would have had the power to indemnify the person against the liability under the provisions of such section.

     Article XII of the Bylaws of the Company provides that the directors, officers, and committee members of the Company and certain other persons shall have the rights to indemnification in accordance with, and to the fullest extent provided by, Section 145 of the DGCL.

     The Company's Stock Option Plan, as amended ("Plan"), provides that no member of the Company's Board of Directors or Committees administering the Plan shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Company's Board of Directors or Committees administering the Plan shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
5.1      Opinion of Winthrop & Weinstine, P.A. as to the legality of Common  Stock of the Company.

23.1     Consent of Arthur Andersen L.L.P.

23.2     Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1].

24.1     Powers of Attorney [included as part of signature page].

ITEM 9.  UNDERTAKINGS.

     a.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, Article XII of the Bylaws of the Registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South St. Paul, State of Minnesota, on September 28, 1998.

                                      DESTRON FEARING CORPORATION


                                      By: /s/ Randolph K. Geissler
                                          --------------------------------------
                                          Randolph K. Geissler
                                          President and Chief Executive Officer

                                 POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Randolph K. Geissler and Thomas J. Ahmann, each of whom may act individually as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                         TITLE                    DATE
         ---------                         -----                    ----

 /s/ Randolph K. Geissler     Chairman of the Board,         September 28, 1998
---------------------------   President, Chief Executive
Randolph K. Geissler          Officer and Director
                              (principal executive officer)


 /s/ David A. Henderson       Director                       September 28, 1998
---------------------------
David A. Henderson


 /s/ Kenneth D. Larson        Director                       September 28, 1998
---------------------------
Kenneth D. Larson


 /s/ Richard E. Jahnke        Director                       September 28, 1998
---------------------------
Richard E. Jahnke


/s/ Douglas M. Pihl           Director                       September 28, 1998
---------------------------
Douglas M. Pihl


 /s/ Stanley Goldberg         Director                       September 28, 1998
---------------------------
Stanley Goldberg


 /s/ Thomas J. Ahmann         Vice President-Finance, Chief  September 28, 1998
---------------------------   Financial Officer, Treasurer
Thomas J. Ahmann              and Secretary (principal
                              financial and accounting
                              officer)

                                   EXHIBIT INDEX

Exhibit No.                         Description                              Page
----------                          ------------                             -----
5.1          Opinion of Winthrop & Weinstine, P.A. as to the legality of
             Common Stock of the Company

23.1         Consent of Arthur Andersen LLP

23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]